UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012 (August 22, 2012)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio		43207
(Address of principal executive offices)		(Zip Code)

(614) 491-2225

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting, our stockholders voted to re-elect directors Larry C. Corbin, Steven A. Davis, Cheryl L. Krueger, G. Robert Lucas, Eileen A. Mallesch and Paul S. Williams and elected Mary Kay Haben. Each of these directors will serve a term that expires at our 2013 Annual Meeting of Stockholders. Ms. Haben was appointed by the Board of Directors to serve on the Audit and Finance Committees.

The Compensation Committee approved an increase in the cash retainer fee for the Audit and Compensation Committee chairs, to $12,500 and $10,000, respectively. The increases were based upon the Committee’s review of amounts paid for like positions at our Peer Group, and the general rate paid to these positions.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Bob Evans Farms, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on August 22, 2012 in Columbus, Ohio. At the Annual Meeting, 23,575,619 shares of the Company’s common stock, par value $.01 per share, were represented in person or by proxy, which constituted a quorum based on a total outstanding of 28,065,068 shares.

At the Annual Meeting, our stockholders voted on three proposals. The proposals are described in detail in the Company’s definitive proxy materials which were filed with the Securities and Exchange Commission and first made available to our stockholders on July 13, 2012.

At the Annual Meeting, our stockholders voted to re-elect directors Larry C. Corbin, Steven A. Davis, Cheryl L. Krueger, G. Robert Lucas, Eileen A. Mallesch and Paul S. Williams and elected Mary Kay Haben. Each of these directors will serve a term that expires at our 2013 Annual Meeting of Stockholders.

Directors whose terms of office continued after the Annual Meeting are Messrs. Gasser, Gee, and Ingram, and their terms expire at our 2013 Annual Meeting of Stockholders.

Our stockholders took the following actions on the other two proposals at the Annual Meeting:

•	Proposal 2 to approve the advisory resolution on executive compensation was approved by our stockholders.

•	Under Proposal 3, the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending April 26, 2013 was ratified.

The final vote tallies for each proposal are set forth below:

Proposal 1. To elect seven directors for terms expiring at our 2013 Annual Meeting of Stockholders:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-votes
Larry C. Corbin	21,232,889	91,774	76,829	2,174,127
Steven A. Davis	20,931,709	394,389	75,394	2,174,127
Mary Kay Haben	21,261,569	62,127	77,796	2,174,127
Cheryl L. Krueger	17,666,428	3,662,879	72,185	2,174,127
G. Robert Lucas	21,182,759	144,447	74,286	2,174,127
Eileen A. Mallesch	21,256,084	69,989	75,419	2,174,127
Paul S. Williams	21,090,976	233,972	76,544	2,174,127

Proposal 2. To approve the advisory resolution on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-votes
20,875,999	386,153	139,340	2,174,127

Proposal 3. To ratify the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending April 26, 2013:

Votes For	Votes Against	Abstentions
23,279,794	203,245	92,580

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not Applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Date: August 27, 2012	By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil
Vice President, Assoc. General Counsel and Asst. Corporate Secretary